CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 66 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Latin America Fund, Fidelity Advisor Korea Fund, Fidelity Advisor Emerging Asia Fund, and Fidelity Advisor Overseas Fund of our reports dated December 13, 2002 on the financial statements and financial highlights included in the October 31, 2002 Annual Reports to Shareholders of Fidelity Advisor Diversified International Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Latin America Fund, Fidelity Advisor Korea Fund, Fidelity Advisor Emerging Asia Fund and Fidelity Advisor Overseas Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.

____________________________	/s/ PricewaterhouseCoopersLLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2002